UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Bank of Montreal

(Exact name of registrant as specified in its charter)

Canada	13-4941092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 King Street West 1 First Canadian Place Toronto, Ontario Canada M5X 1A1	Not Applicable
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
MicroSectors™ 3× Long Semiconductor ETNs due July 31, 2046	Cboe BZX Exchange, Inc.
MicroSectors™ -3× Short Semiconductor ETNs due July 31, 2046	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-264388 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder, each to be issued by Bank of Montreal, are as follows: (i) MicroSectors™ 3× Long Semiconductor ETNs due July 31, 2046 and (ii) MicroSectors™ -3× Short Semiconductor ETNs due July 31, 2046 (collectively, the “Notes”) of Bank of Montreal. A description of the Notes is set forth under (i) the section captioned “Description of Debt Securities” in the registrant’s Prospectus, dated March 25, 2025 (the “Base Prospectus”), which relates to the registrant’s registration statement on Form F-3, as amended (File No. 333-285508), as supplemented by, (ii) the section captioned “Description of the Notes We May Offer” in the registrant’s Prospectus Supplement, dated March 25, 2025, to the Base Prospectus (the “Prospectus Supplement”), and (iii) with respect to each Note, the sections captioned “Terms of the ETNs” and “Additional Terms of the ETNs” in the applicable Pricing Supplement related to such Note, each dated August 3, 2026 (collectively, the “Pricing Supplements”). The Base Prospectus, the Prospectus Supplement and each Pricing Supplement are incorporated by reference herein. The outstanding principal amount of each series of Notes registered hereby may be increased from time to time in the future due to further issuances of such series of Notes having substantially the same terms. If any such additional Notes are issued, a pricing supplement relating to them will be filed with the Securities and Exchange Commission (the “SEC”) and will be incorporated herein by reference. Each series of Notes registered hereby is, and any additional Notes of such series registered hereby in the future will be, all part of a single series and will have the same CUSIP number as described in the documents referenced above.

Item 2.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Senior Indenture, dated as of January 25, 2010, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference herein by reference to Exhibit 4.1 of the registrant’s registration statement on Form F-3 filed with the SEC on May 4, 2011 (file number 333-173924)).

4.2	First Supplemental Indenture, dated as of September 23, 2018, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference herein by reference to Exhibit 99.2 of the registrant’s Form 6-K filed with the SEC on September 24, 2018 (file number 001-13354)).

4.3	Fourth Supplemental Indenture, dated as of March 25, 2025, among Bank of Montreal, The Bank of New York Mellon, as Series Trustee, and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as original trustee, (incorporated by reference herein by reference to Exhibit 99.1 of the registrant’s Form 6-K filed with the SEC on March 25, 2025 (file number 001-13354)).

4.4	Form of Note representing the MicroSectors™ 3× Long Semiconductor ETNs due July 31, 2046*

4.5	Form of Note representing the MicroSectors™ -3× Short Semiconductor ETNs due July 31, 2046*

*Filed herewith

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANK OF MONTREAL

Date: August 3, 2026
	By:	/s/ Laurence Kaplan
Name: Laurence Kaplan
Title: Managing Director, Cross-Asset Solutions

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